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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JULY 11, 2001


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


                   1-6862                                    13-1898818
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          (Commission File Number)                        (I.R.S. Employer
                                                        (Identification No.)


 Eleven Madison Avenue, New York, New York                     10010
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  (Address of principal executive office)                    (Zip Code)


                                 (212) 325-2000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

      JULY 11, 2001

      CSFB (USA), Inc. issued a press release on July 11, 2001, announcing the execution of a definitive merger agreement with certain affiliates whereby an affiliate will acquire the 18,400,000 shares (approximately 17% interest) of CSFBDIRECT common stock owned by the public for $6 per share in cash, or a total of approximately $110 million. The press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

      (c) EXHIBIT

Exhibit 99.1 Press release dated July 11, 2001 for CSFB (USA), Inc.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Credit Suisse First Boston (USA), Inc.


                                    /s/ ANTHONY  F. DADDINO
                                    -------------------------------------
                                    Anthony F. Daddino
                                    CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

July 12, 2001